NON-RECOURSE CONVERTIBLE NOTE


THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THEY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ACQUIRER THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         _________________________


                  NON-RECOURSE CONVERTIBLE PROMISSORY NOTE

                                     OF

                        TRINITY LEARNING CORPORATION

Up to $500,000                                    Dated as of March 1, 2004



     Trinity Learning Corporation, a Utah corporation (the "Acquirer"), for value received, hereby promises to pay to Inspire AS (on behalf of the Shareholder of Virtual Learning Partners AS), (the "Shareholder" or "holder"), at Inspire AS, Veritasveien 14 P.O. Box 301, N-1323 Hovik, Norway, or its assigns, the sum of Five Hundred Thousand Dollars ($500,000), or such other greater or lesser amount as may be outstanding, until the principal amount hereof is paid (or converted, as provided in Section 2 hereof). The outstanding principal amount of this non-recourse convertible promissory note (this "Note"), shall be due and payable at the principal offices of the Shareholder or by mail to the registered address of the holder of this Note on August 5th, 2005, ("Maturity Date"), such amounts are declared due and payable by Shareholder or made automatically due and payable in accordance with the terms hereof, unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note. This Note shall be non-recourse as provided in
Section 16. This Note is being issued in connection with a Securities Purchase Agreement between Acquirer and Shareholders ("Securities Purchase Agreement").



     The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. The following definitions shall apply for all purposes of this Note:

          1.1 "Acquirer" shall mean Trinity Learning Corporation as defined above and includes any corporation which shall succeed to or assume the obligations of the Acquirer under this Note.

          1.2 "Conversion Date" shall mean the date on which, pursuant to Sections 2 and 3 hereof, this Note is converted into the Conversion Stock at the Note Conversion Price.

          1.3 "Conversion Stock" shall mean the Common Stock of the Acquirer. The number and character of shares of Conversion Stock (as adjusted for stock splits, stock dividends, recapitalizations, reclassifications, or the like) and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

          1.4  "Note Conversion Price" shall be equal to $0.50 per share.

          1.5 "Shareholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          1.6 "Stock Exchange" shall mean a primary stock exchange that is subject to financial requirements for listing such as the NASDAQ Small Cap, AMEX, NASDAQ National, or the NYSE but excluding secondary exchanges such as OTC BB.

     2.   Conversion

          2.1 (a) Conversion of Note at Shareholder's Option. At any time prior to payment in full of the entire outstanding principal balance of this Note, Shareholder shall have the right to convert the principal in whole, into Conversion Stock at the Note Conversion Price. Conversion under this Section 2.1 (a) shall occur only upon surrender of this Note for conversion at the principal offices of the Acquirer.

               (b) Conversion of Note at Acquirer's Option. On or about the Maturity Date, Acquirer shall have the right to convert the principal in whole, into Conversion Stock at the Note Conversion Price.

               (c) Prepayment of Note. This Note may not be prepaid in full or in part at any time.



     3. Issuance of Conversion Stock. As soon as practicable after conversion and surrender of this Note, the Acquirer will (i) at its expense, cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Acquirer), together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made (A) under Section 2 above and (B) immediately prior to the close of business on the Conversion Date. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Acquirer will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

     4.   Adjustments and Reservation of Shares.

          4.1 Notice of Adjustments. The Acquirer shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder's address as shown on the Acquirer's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

          4.2 No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.

          4.3 Reservation of Stock. The Acquirer has taken all necessary corporate action and obtained all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued Conversion Stock or other securities shall not be sufficient to effect the conversion of this Note, then the Acquirer will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Conversion Stock or other securities to such number of shares of Conversion Stock or other securities as shall be sufficient for such purpose.

     5. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

     6. No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Shareholder to any voting rights or other rights as a stockholder of the Acquirer. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a stockholder of the Acquirer for any purpose.


     7. Corporate Action; No Impairment. The Acquirer will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Shareholder under this Note against wrongful impairment.

     8. Default. Ten (10) days after written notice from Shareholder to the Acquirer for monetary defaults and thirty (30) days after written notice from Shareholder to the Acquirer for non-monetary defaults, if such defaults are not cured within such ten (10) day or thirty day (30) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

     a. Default in Payment. If the Acquirer fails to make any payment due and payable under the terms of this Note or any other document executed in connection therewith.

     b. Representations and Warranties. If any of the representations and warranties made by the Acquirer shall be false or misleading in any material respect when made.

     c. Conversion Rights. If the Acquirer fails to honor the conversion rights of the Note.

     d. Dissolution. If the Acquirer is dissolved, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

     h. Bankruptcy. If a petition in bankruptcy is filed against the Acquirer, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by the Acquirer or a receiver, trustee or custodian of any part of the Collateral is appointed; or if the Acquirer files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

     i.   Listing.   If the Acquirer fails to list on a Stock Exchange at a
minimum issue price of US$1.00 (one United States Dollar) per share before February 5th 2005. The Shareholder will not unreasonably withhold an extension of up to 6 months for a Stock Exchange listing in progress.


     9. Waiver and Amendment. ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED SOLELY UPON THE WRITTEN CONSENT OF BOTH THE ACQUIRER AND THE SHAREHOLDER.

     10. Assignment; Binding upon Successors and Assigns. The Acquirer may not assign any of its obligations hereunder without the prior written consent of Shareholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

     11. Waiver of Notice; Attorneys' Fees. The Acquirer and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Shareholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Shareholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12. Construction of Note. The terms of this Note have been negotiated by the Acquirer, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either Acquirer or Shareholder. Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

     13. Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

          (i)  If to the Shareholder:
               Inspire AS
               Veritasveien 14
               P.O. Box 301
               N-1323 Hovik, Norway
               Attention: Jan-Olaf Willums
               Telephone Number:        +47 6781 5203
               Telefacsimile Number:    +47 6781 5201



          (ii) If to Acquirer:
               Trinity Learning Corporation
               1831 Second Street
               Berkeley, California 94710
               Attention:  President

               With copy to:

               Parsons Behle & Latimer
               333 South 520 West, Suite 220
               Lindon, Utah 84042
               Attention:  Brent Christensen, Esq.

or to such other address as may have been furnished to the other party in writing pursuant to this Section 13, except that notices of change of address shall only be effective upon receipt.

     14. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

     15. Collateral. Acquirer hereby grants Shareholder a security interest in all of the shares of capital stock of Virtual Learning Partners AS acquired by Acquirer pursuant to the terms of the Securities Purchase Agreement and deposited into escrow pursuant to the terms of that certain Escrow Agreement by and between the Shareholder, Acquirer and Escrow Agent.

     16. Remedy Upon Event of Default. Notwithstanding anything to the contrary contained herein, but without in any manner releasing, impairing or otherwise affecting this Note or the validity thereof or hereof or the lien thereof in the event of any default under the terms of this Note, Acquirer shall not be personally liable for repayment of the indebtedness evidenced by this Note or for any other sums due as a result of any default under this Note, or for the payment of any deficiency established after exercise of all rights of the Shareholder, and the sole recourse of Shareholder for any and all such defaults shall be by the exercise of the remedies set forth in the Securities Purchase Agreement and the Escrow Agreement.


IN WITNESS WHEREOF, the Acquirer has caused this Note to be signed in its name as of the date first above written.


                              TRINITY LEARNING CORPORATION


                              By:_______________________________________
                              Name:  Douglas D. Cole
                              Its:  Chief Executive Officer